Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of 8point3 Energy Partners LP of our report dated March 8, 2015 relating to the financial statements of First Solar, Inc.’s interest in the combined entities (as described in Note 1 of those financial statements), which appears in 8point3 Energy Partners LP’s Registration Statement on Form S-1 (No. 333-202634).

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona

July 13, 2015